UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 29, 2026

Stride, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11720 Plaza America, 9th Floor, Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(703) 483-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LRN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On July 30, 2026, in connection with the leadership transition described in Item 5.02, the Board of Directors (the “Board”) of Stride, Inc. (the “Company”) announced certain preliminary unaudited financial information for the fiscal year ended June 30, 2026 (the “Preliminary Financial Information”).

The Preliminary Financial Information is set forth in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is based on management’s initial analysis of operations for the fiscal year ended June 30, 2026. The Preliminary Financial Information is unaudited, and is subject to change based on further review and the completion of the Company’s end-of-period reporting process.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leadership Transition

On July 29, 2026, James J. Rhyu ceased serving as Chief Executive Officer, and as a member and Chair of the Board, in each case effective immediately. Mr. Rhyu’s departure was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 29, 2026, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), the Board appointed Robert E. Knowling, Jr. as the Company’s Chief Executive Officer, effective immediately.

Mr. Knowling, age 71, brings more than 30 years of executive leadership and board experience across the technology and education sectors. He previously served as CEO of the NYC Leadership Academy that is chartered with developing the next generation of principals in the New York City public school system. Mr. Knowling previously held roles as CEO of Telwares, Chairman and CEO of SimDesk Technologies, Inc. and Chairman, President and CEO of Covad Communications. Mr. Knowling serves as the Chairman of Eagles Landing Partners and on the boards of directors for Raken, CECO Environmental Corp., Rocket Software and Stream Companies. He also previously served on the boards of directors of Hewlett Packard Enterprise Company from 2000 to 2005, Roper Technologies, Inc. from 2008 to 2021 and Citrix Systems Inc. from 2020 to September 2022.

There are no arrangements or understandings between Mr. Knowling and any other person pursuant to which Mr. Knowling was appointed as Chief Executive Officer of the Company.

In connection with Mr. Rhyu’s departure, on July 29, 2026, the Board elected, upon the recommendation of the Nominating Committee, Steven B. Fink as Chair of the Board, effective immediately.

Separation Agreement with James J. Rhyu

The Company expects to enter into a separation agreement with Mr. Rhyu generally providing for the severance payments and benefits set forth in the Employment Agreement between Mr. Rhyu and the Company, dated February 25, 2022 and amended March 25, 2025. The foregoing severance benefits are subject to Mr. Rhyu’s execution and non-revocation of the separation agreement (which will contain a release of claims) and continued compliance with the restrictive covenants to which he is subject.

Compensation Arrangement for Robert E. Knowling, Jr.

In connection with Mr. Knowling’s appointment as Chief Executive Officer, the Board approved a compensation arrangement for Mr. Knowling, effective July 29, 2026. The Company will pay Mr. Knowling an annual base salary of $1,000,000. Mr. Knowling will also be eligible to receive an annual cash performance bonus at a target rate of 200% of his annual base salary, beginning with the 2027 fiscal year. He will also be eligible to receive annual equity awards in the same manner as the other executives of the Company, with the first such annual award to occur in fiscal year 2027.

In the event that Mr. Knowling’s employment is terminated by the Company without cause or Mr. Knowling resigns for good reason, Mr. Knowling will be entitled to receive, subject to his signing and not revoking a general release of claims in favor of the Company, (i) continued payment of his annual base salary for a period of 24 months; (ii) any earned but unpaid annual bonus for the year preceding the year of termination, payable as soon as practicable after the date of termination; (iii) continued health benefits at Company expense for a period of 12 months following his date of termination; and (iv) a prorated annual bonus for the year of termination based on actual performance for the year and payable at the same time annual performance bonus payments are made to other senior executive officers of the Company.

In the event that Mr. Knowling’s employment is terminated by the Company without cause or Mr. Knowling resigns for good reason, in either case, within two years following a change in control of the Company, then, in lieu of the severance benefits described above, Mr. Knowling will be entitled to receive, subject to his signing and not revoking a general release of claims in favor of the Company, (i) a lump sum cash payment equal to two times his base salary; (ii) any earned but unpaid annual bonus for the year preceding the year of termination, payable as soon as practicable after the date of termination; (iii) a prorated annual bonus for the year of termination based on Mr. Knowling’s target annual bonus opportunity and payable as soon as practicable after the date of termination; (iv) a lump sum cash payment equal to two times his target annual bonus opportunity; (v) continued health benefits at Company expense for a period of 24 months following his date of termination; and (vi) immediate vesting of all unvested equity or equity-based awards granted under any equity compensation plans of the Company, provided that, unless a provision more favorable to Mr. Knowling is included in an applicable award agreement, any such awards that are subject to performance-based vesting conditions shall only be payable subject to the achievement of the performance objectives for the applicable performance period as provided under the terms of the applicable award agreement.

Election of New Director

On July 29, 2026, the Board elected, upon the recommendation of the Nominating Committee, Brian Shepherd to serve as a member of the Board, effective immediately. The Board also appointed Mr. Shepherd to serve as a member of the Audit Committee and the Compensation Committee of the Board. Mr. Shepherd will receive compensation in accordance with the Company’s standard compensation program for non-employee directors (as described in the Company’s proxy statement for its 2025 annual meeting of stockholders). In addition, on July 29, 2026, the Board approved a pro-rated annual restricted stock award to Mr. Shepherd pursuant to the Company’s non-employee director compensation program.

Mr. Shepherd, age 58, most recently served as President, CEO, and a member of the board at CSG Systems International, Inc., a provider of software solutions for telecommunications, broadband and digital service providers, from 2021 through its acquisition by NEC Corporation in 2026. Prior to his role as President and CEO, he served as Executive Vice President and Group President from 2017 to 2021 where he focused on accelerating the growth and strategic development of the company. Prior to joining CSG, Mr. Shepherd held executive roles at TeleTech, Amdocs, DST Innovis, and McKinsey & Company. Mr. Shepherd received an MBA from Harvard Business School and graduated from Wabash College with a B.A. in Economics.

There are no arrangements or understandings between Mr. Shepherd and any other person pursuant to which Mr. Shepherd was selected as a director of the Company.

Item 7.01.	Regulation FD Disclosure.

On July 30, 2026, the Company issued a press release announcing the matters described in Items 2.02 and 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Stride, Inc. dated July 30, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stride, Inc.

Date:	July 30, 2026	By: /s/ Greerson G. McMullen, Sr.
		Name:	Greerson G. McMullen, Sr.
		Title:	Executive Vice President, General Counsel & Secretary